                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               ANSOFT CORPORATION

             (Exact name of registrant as specified in its charter)

                   Delaware                         72-1001909
            (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)          Identification No.)

  Four Station Square, Suite 660, Pittsburgh, Pennsylvania              15219
      (Address of Principal Executive Offices)                       (Zip Code)

                   ANSOFT CORPORATION 1988 STOCK OPTION PLAN

                   ANSOFT CORPORATION 1995 STOCK OPTION PLAN

                             (Full title of plans)

       Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware
                 (Name and address of agent for service)

                                  302-777-0205

         (Telephone number, including area code, of agent for service)

                                          CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
                                                                              Proposed
                                                      Proposed                maximum
  Title of securities        Amount to be         maximum offering       aggregate offering          Amount of
   to be registered           registered         price per unit (1)          price (1)           registration fee
   ----------------           ----------         ------------------          ---------           ----------------
     Common Stock            1,216,566 (2)            4.9375                  6,006,795             1,820.24
-------------------------------------------------------------------------------------------------------------------


(1) The price is estimated solely for purpose of calculating the registration fee pursuant to rule 457(h)(1). The offering price and fee are computed based on the average of the high and low prices of the common stock as reported on the NASDAQ National Market System on November 15, 1996.

(2) There are 24,857 shares of the registrant's Common Stock eligible to be purchased pursuant to the issuance of future options under the 1988 Stock Option Plan. There are 330,492 shares of the registrant's Common Stock eligible to be purchased pursuant to the issuance of future options under the 1995 Stock Option Plan. In the event that outstanding options are terminated in the future, a maximum of 568,566 shares of the registrant's Common Stock may be eligible to be purchased pursuant to the issuance of future options under the 1988 Stock Option Plan and 648,000 shares of the registrant's Common Stock may be eligible to be purchased pursuant to the issuance of future options under the 1995 Stock Option Plan.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.


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                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed with the Commission by the Company are incorporated herein by reference and made a part hereof:

         (a) The Company's latest annual report on Form 10-K for the fiscal year ended April 30, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the period ended July 31, 1996;

         (c) The Company's Current Report on Form 8-K filed on August 9, 1996, as amended by Form 8-K/A filed on October 8, 1996;

         (d) The description of the Company's common stock which is contained in the Company's registration statement on Form 8-A filed with the Commission on March 1, 1996; and

         (e) All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  DESCRIPTION OF SECURITIES.  Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.  Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 145 of the Delaware General Corporation Law , as amended (the "DGCL") and Article Seventh of the Issuer's Amended and Restated Certificate of

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Incorporation, which provides that a corporation may indemnify any person who was or is a part or is threatened to be made a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation in such capacity of another corporation or business organization. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such director, officer, employee or agent in connection with such action, suit or proceeding if such person acted in good faith an in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and ,with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against he expenses that such officer of director actually and reasonably incurred.

         Reference is also made to Section 102(b)(7) of the DGCL, which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of a director's fiduciary duty, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not I good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or
(iv) for any transaction from which the director derived an improper benefit.

Item 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.  Not applicable.

Item 8.  EXHIBITS.

Exhibit
Number       Description
-------      -----------

4.1 Amended and Restated Certificate of Incorporation, previously filed as Exhibit 3.1 to the Company's registration statement on Form S-1 filed with the Commission on February 15, 1996 (SEC file no. 333-1398)

4.2          Bylaws, as amended and restated, previously filed as
             Exhibit 3.2 to the Company's registration statement on Form S-1 filed with the Commission on February 15, 1996 (SEC file no. 333-1398)

4.3          1988 Stock Option Plan, previously filed as Exhibit
             10.1 to the Company's registration statement on Form
             S-1 filed with the Commission on February 15, 1996
             (SEC file no. 333-1398)

4.4          1995 Stock Option Plan, previously filed as Exhibit
             10.2 to the Company's registration statement on Form
             S-1 filed with the Commission on February 15, 1996
             (SEC file no. 333-1398)

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5.1          Opinion of Buchanan Ingersoll Professional
             Corporation regarding the legality of the shares of Common Stock of the Company being registered hereby and the interests in the Company's 1988 Stock Option
             Plan and the Company's 1995 Stock Option Plan

23.1         Consent of Buchanan Ingersoll Professional
             Corporation (included in their opinion filed as Exhibit 5.1 hereto)

23.2         Consent of KPMG Peat Marwick LLP

24.1         Powers of Attorney (included as part of the signature page)

Item 9.  UNDERTAKINGS.

         (1)      The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (2)      The Registrant hereby undertakes:

                  (a) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director,
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officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on November 21, 1996.

                                           ANSOFT CORPORATION

                                           /s/ NICHOLAS CSENDES
                                           --------------------------
                                           Nicholas Csendes
                                           Chairman of the Board and President

         Pursuant too the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacities and on November 21, 1996.


Nicholas Csendes         Director, President and Secretary
                           (Principal Executive Officer)

Thomas A.N. Miller      Director and Chief Financial Officer
                              (Principal Financial and
                                Accounting Officer)
                                                                   /s/ Nicholas Csendes
                                                                      Attorney-in-Fact
Zoltan J. Cendes         Director and Chairman of the Board of
                                      Directors

John N. Whelihan                      Director

Jacob K. White                        Director
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